UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2005, the Board of Directors of Delta Air Lines, Inc. (“Delta”) elected Patricia L. Higgins to Delta’s Board of Directors, and appointed her to serve on the Board’s Audit and Corporate Governance Committees.

Ms. Higgins serves on the board of directors of SpectraSite, Inc., Visteon Corporation and Internap Network Services Corporation. Ms. Higgins is the former president and chief executive officer of Switch and Data, a position she held from September 2000 to February 2004. Higgins previously served as the chairman and chief executive officer of The Research Board, as the chief information officer and corporate vice president of Alcoa, and in senior management positions with Unisys, Verizon (NYNEX), and AT&T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Leslie P. Klemperer
Date: July 15, 2005	Leslie P. Klemperer Vice President - Deputy General Counsel and Secretary